EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Reg. No. 333-120661) of Blount International, Inc. of our report dated March 10, 2006, relating to the financial statements and financial statement schedule, management's assessment of effectiveness of internal control over financial reporting and effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
March 10, 2006